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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

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CIT GROUP INC.
 (Exact name of registrant as specified in its charter)

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Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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505 Fifth Avenue
New York, New York 10017

(Address of principal executive offices) (Zip Code)

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Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

          On December 2, 2008, CIT Group Inc. (“CIT”) announced that it increased the size of its previously announced offer to exchange certain of its outstanding notes (the “Notes Offer”) in response to the amount of tenders received during the early delivery period.

          CIT is, as of the date hereof, offering to exchange up to $1,700,000,000 aggregate principal amount of certain of its outstanding notes (the “old notes”) in exchange for up to $550,000,000 in cash and up to $1,150,000,000 aggregate principal amount of newly-issued 12% Subordinated Notes due 2018 (the “new notes”).

          The Notes Offer is one of the primary components of CIT's plan to raise approximately $1,400,000,000 of regulatory capital to support its application to become a bank holding company. Based on preliminary results of the Notes Offer at the early delivery time, which was 5:00 PM EST on Monday, December 1, 2008, approximately $2,343,000,000 in aggregate principal amount of old notes were tendered in the Notes Offer. CIT expects, as of the date hereof, that if the Notes Offer is completed based on the tenders received at the early delivery time, the Notes Offer will generate more than $1,000,000,000 of additional regulatory capital. In accordance with the terms of the Notes Offer as set forth in the Confidential Offering Memorandum (the “Offering Memorandum”), dated November 17, 2008, and the related letter of transmittal, tendered notes may no longer be withdrawn.

          In determining the maximum notes consideration in the Notes Offer, the appropriate figures set forth in the Offering Memorandum will be increased proportionately to the increase in size of the offer described above.

          The Notes Offer will expire at 11:59 PM EST on December 15, 2008 (unless earlier terminated or extended by CIT). CIT will deliver the exchange consideration for old notes that are validly tendered and not withdrawn on or prior to the expiration date of the Notes Offer promptly after its acceptance of those old notes for exchange. Holders of old notes who validly tendered their old notes and who did not validly withdraw their tenders prior to the early delivery time will be paid $50 in principal amount of new notes for each $1,000 principal amount of old notes tendered promptly following CIT’s acceptance of such old notes for exchange. The aggregate principal amount of new notes to be issued and total amount of cash to be paid in the Notes Offer will be determined following the expiration of the Notes Offer.

          The Notes Offer is conditioned upon the satisfaction or waiver of certain conditions including the approval by the Board of Governors of the Federal Reserve System of CIT’s application to become a bank holding company and a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended, and the purchase or commitment to purchase by the U.S. Department of the Treasury CIT perpetual preferred stock pursuant to the Capital Purchase Program created under the Emergency Economic Stabilization Act of 2008.

          Except as otherwise described above, the terms and conditions of the Notes Offer are described in the Offering Memorandum and the related letter of transmittal. Holders of old notes are strongly encouraged to read such documents carefully prior to making a decision with respect to the Notes Offer.

             A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

	(d)	Exhibits.
Exhibit No.
Description of Exhibit

99.1	Press release dated December 2, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2008

CIT GROUP INC.

                        By:    /s/ Glenn Votek
                     Name: Glenn Votek
                                                              Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.
Description of Exhibit

99.1	Press release dated December 2, 2008.